UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

RIVER CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29463 (Commission File Number)	51-0392750 (IRS Employer Identification No.)

7 Reid Street, Suite 312, Hamilton HM11, Bermuda

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (441) 296 6006

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On June 13, 2007, the Board of Directors of River Capital Group, Inc., a Delaware corporation, (the “Company”) elected Mr. William P. Dickie as a member of the Company’s Board of Directors.

Mr. Dickie served as a Director of the Company from August 1999 to December 31, 2005. On September 3, 2003, Mr. Dickie was appointed as the Secretary and Chief Financial Officer of the Company and he served in those positions until December 31, 2005. From 2001 to present, Mr. Dickie has been the owner and President of Cognate Engineering Services Inc., (“Cognate”), a company that provides administrative and consulting services to junior public and private companies ranging from accounting, corporate secretarial and office accommodations to financing, proposals and restructuring. The Company paid Cognate management and administrative fees totaling $4,000 for the year ended December 31, 2006.

There is no arrangement or understanding between Mr. Dickie and any other persons pursuant to which Mr. Dickie was elected as a Director of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2007	RIVER CAPTIAL GROUP, INC.
By: /s/ Howard Taylor Howard Taylor, President

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